Exhibit T3E.5
                               [FORM OF SECURITY]

            THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
            SUCH SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN
                THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
               THEREFROM UNDER SAID ACT. THE INDENTURE UNDER WHICH
                 THIS SECURITY IS ISSUED HAS NOT BEEN QUALIFIED
                    UNDER THE TRUST INDENTURE ACT OF 1939, AS
                                    AMENDED.

               No.                                          $

                               INAMED CORPORATION

promises to pay to

or registered assigns, the principal sum of Dollars on March 31, 1999, or at the option of the Company as provided in the Subordinated Indenture, September 1, 2000.

         11.00% SENIOR SUBORDINATED SECURED NOTE DUE MARCH 31, 1999, OR AT THE OPTION OF THE COMPANY AS PROVIDED IN THE SUBORDINATED INDENTURE, SEPTEMBER 1, 2000.

     Interest Payment Dates: March 31, June 30, September 30 and December 31

          Record Dates: March 15, June 15, September 15 and December 31

                                       Dated:

                                       INAMED CORPORATION

                                       By:______________________________________

Authenticated:

[Insert Name of Trustee]               OR       [Authenticating Agent's name]

By:______________________________      By:_____________________________________
    Authorized Signature                   Authorized Signature

                               INAMED CORPORATION

              11.00% Senior Subordinated Secured Note due March 31, 1999 or at the option of INAMED Corporation, September 1, 2000.

                  1.       INTEREST AND MATURITY.

                  INAMED CORPORATION, a Florida corporation (the "Company"), which term includes any successor issuer under the Indenture referred to herein), hereby promises to pay interest on the principal amount of this 11.00% Senior Subordinated Secured Note due March 31, 1999, or at the option of the Company as provided in the Subordinated Indenture (as defined herein), September 1, 2000 (this "Security") at a rate per annum (the "Applicable Rate") for any Interest Period until March 31, 1999, or at the option of the Company as provided in the Subordinated Indenture, September 1, 2000 (the "Maturity Date") equal to 11.00% or such other rate as set forth in Section 2.2 of the Subordinated Indenture.

                  Upon the occurrence of any Event of Default (as defined in the Subordinated Indenture) except for a failure to file a registration statement as described in the next sentence, the Applicable Rate shall be immediately increased by 350 basis points, until such Event of Default is no longer continuing, in which case the Applicable Rate shall return to the interest rate that would otherwise then be applicable to the Securities.

                  "Interest Period" means the period from and including the first day of each January, April and July and October through the next applicable Interest Payment Date (as defined below); provided that the first "Interest Period" shall commence on and include the date following the most recent interest payment date of the Indenture dated January 2, 1996 between the Company and Santa Barbara Bank & Trust, as Trustee prior to the date on which this Security is issued and the last "Interest Period" shall terminate on the Maturity Date or such earlier date as this Security is redeemed.

                  The Company will pay interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each year until the Maturity Date, commencing on the first such date after issuance, or if any such date is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Security through the date on which interest is paid. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) at the Default Rate. Interest will be computed on the basis of a 360-day year composed of 12 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except Defaulted Interest) to the person in whose name each Security is registered at the close of business on the March 31, June 30, September 30 and December 31 immediately preceding the relevant Interest Payment Date (each a "Regular Record Date"). The Holder must surrender


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
the Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal and interest by wire transfer or other transfers of immediately available funds to the bank account of each holder thereto.

                  3. Paying Agent and Registrar. The Company will initially act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Subordinated Indenture, the Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Securities under a Subordinated Indenture dated as of _________, 1998 (the "Subordinated Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb as in effect on the date of the Indenture (the "Trust Indenture Act"). The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

                  The Securities are secured obligations of the Company limited to $19,605,715 aggregate principal amount (subject to Section 2.9 of the Indenture). The Indenture imposes certain limitations on the Company and the Guarantors, including, subject to certain exceptions, the incurrence of Indebtedness, the payment of dividends on, and redemption of, the Capital Stock of the Company, the sale by the Company and certain of its Subsidiaries of assets, transactions with certain related persons, Liens on the Collateral securing the Securities and consolidations and mergers and transfer of all or substantially all the Company's and certain of its Subsidiaries' assets.

                  As provided in the Subordinated Indenture, the Securities are secured by the Lien of the Subordinated Indenture and the other Collateral Documentation in respect of the Collateral. Each Holder, by accepting a Security, shall be bound by and entitled to the benefits of the Collateral Documentation, as the same may be amended from time to time pursuant to the provisions thereof and of the Indenture. The Securities and each Holder's rights thereunder and with respect to the Collateral are subject to the terms of the subordination in favor of all Senior Indebtedness, including any subordination or intercreditor agreements as may be requested by such holders of Senior Indebtedness.

                  5. Redemption. This Security will be subject to optional redemption, at any time, upon no less than 30 days notice and no more than 30 days notice, at par plus accrued. In such event, this Security will be redeemed based upon its pro rata share (based upon all originally issued Securities) of certain escrowed amounts established in connection with the offering of the Securities as provided in the Subordinated Indenture.

                  6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $100,000 and integral multiples of $25,000 in excess


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
thereof. The transfer of Securities may be registered, and the Securities may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

                  7. Persons Deemed Owners. The registered holder of a Security shall be treated as its owner for all purposes.

                  8. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Securities and the other documents executed and delivered in connection therewith may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in principal amount of then outstanding Securities. Without the consent of any Holder, the Indenture, the Securities or the other documents delivered in connection herewith may be amended, among other things, to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder.

                  9.  Defaults and  Remedies.  An Event of Default is defined in
Section 4.1 of the Subordinated Indenture. If certain Events of Default occur and are continuing, the Holders of at least a majority in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Securities or the Collateral Documentation except as provided in the Subordinated Indenture. The Trustee does not have a right independent of the instruction of a majority in principal amount of Securities then outstanding to enforce the Indenture, the Securities or the Collateral Documentation. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, the Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their best interests. The Company must furnish an annual compliance certificate to the Trustee.

                  10. Trustee Dealings with the Company. Santa Barbara Bank & Trust, the Trustee under the Subordinated Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  11. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company or any of its Subsidiaries (other than Company or any other Subsidiary), shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each


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
Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  12. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Subordinated Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  13. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UIGIMIA (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                         INAMED CORPORATION
                                         3800 Howard Hughes Parkway, Suite 900
                                         Las Vegas, NV 89109
                                         Attention: Ilan K. Reich




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
                                 ASSIGNMENT FORM


                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to


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               (Insert Assignee's Social Security or Tax I.D. No.)


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              (Print or type assignee's name, address and zip code)

and irrevocably appoint(s)______________________________________________________
agent to transfer this Note on the books of Inamed. The agent may substitute another to act for the agent.

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Date:____________________          Your Signature:______________________________

(Sign exactly as your name appears on the other side of this Note)

[Signature Guarantee]



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